Exhibit 99.1
Cereplast, Inc. Announces Full Year 2010 Guidance
Company Expects Revenue to Increase over 190% for Year with Profitability in the Second
Half of 2010
EL SEGUNDO, Calif. — (May 12, 2010) Cereplast, Inc. (NASDAQ: CERP) (“Cereplast,” or the “Company”), a leading manufacturer of proprietary bio-based, sustainable plastics, today announced revenue guidance for the full year 2010.
Cereplast, Inc. estimates that its 2010 revenues will increase by a minimum of 190% to between $8 million to $10 million. The 2010 revenue estimate is based on new contracts and commitments for its bioplastic resins from clients in the U.S., Europe and Asia. In addition, the Company expects to be operationally profitable in the third or fourth quarter of 2010 and anticipates that its margins will improve due to the cost cutting strategy and the move to its manufacturing operations to Indiana reducing the losses accordingly.
“We expect to achieve significant revenue growth in 2010 and beyond given the growth we see in new commitments and increasing demand for our sustainable, biodegradable resins,” said Mr. Frederic Scheer, Founder, Chairman and CEO of Cereplast, Inc. “We are very optimistic about the widespread use of our products and have built one of the strongest sales teams in the industry.”
Added Mr. Scheer, “Our new facility in Seymour, Indiana, can produce roughly $100 million of resins per year and was built with potential upgrades in mind to cost effectively increase output to $500 million of resins per year, which means that we will be positioned to take advantage of the tremendous growth we see in the global bioplastics industry.”
Business Outlook — Full Year 2010
The following financial outlook is based on the Company’s current information and expectations as of May 12, 2010. Cereplast undertakes no obligation to update the outlook, or any portion thereof, prior to the release of the Company’s next earnings announcement, notwithstanding subsequent developments; however, Cereplast may update the outlook or any portion thereof at any time at its discretion.

Twelve Months ending
December 31, 2010

Total Revenue	$8,000,000 — $10,000,000

Adjusted EBITDA
GAAP Operating Income	$389,600 — $645,000
Adjustments to GAAP Operating income:
Stock-Based Compensation	465,232.00
Depreciation and Amortization	620,448.00

$1,475,280 — $1,730,680

About Cereplast, Inc.
Cereplast, Inc. (NASDAQ: CERP) designs and manufactures proprietary bio-based, sustainable plastics which are used as substitutes for petroleum-based plastics in all major converting processes — such as injection molding, thermoforming, blow molding and extrusions — at a pricing structure that is competitive with petroleum-based plastics. On the cutting-edge of bio-based plastic material development, Cereplast now offers resins to meet a variety of customer demands. Cereplast Compostables® Resins are ideally suited for single use applications where high bio-based content and compostability are advantageous, especially in the food service industry. Cereplast Hybrid Resins® combine high bio-based content with the durability and endurance of traditional plastic, making them ideal for applications in industries such as automotive, consumer electronics and packaging. Learn more at www.cereplast.com
Cautionary Statement
Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, product, and distributor performance, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company.
Non-GAAP Financial Measures
This press release, and the accompanying table, include both financial measures in accordance with U.S. generally accepted accounting principles, or GAAP, as well as non-GAAP financial measures, including “Adjusted EBITDA”. The table in this press release includes reconciliations of these non-GAAP financial measures to the nearest GAAP financial measures.
Cereplast Investor Relations Contact:
IRTH Communications, LLC
Andrew W. Haag
Tel: +1-866-976-IRTH (4784)
cerp@irthcommunications.com
Website: www.irthcommunications.com
Cereplast Media Contact:
Beckerman Public Relations
Laura Finlayson
201-465-8007
lfinlayson@beckermanpr.com
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